Exhibit 24
POLYONE CORPORATION
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
          Each undersigned officer and/or director of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Wendy C. Shiba, W. David Wilson and Michael J. Meier with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file:
          (i) a Registration Statement on Form S-8 (the “Retirement Plan Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of Common Shares of the Registrant issuable in connection with the PolyOne Retirement Savings Plan and the DH Compounding Savings and Retirement Plan and, if required, the related participation interests under the Retirement Plans;
          (ii) a Registration Statement on Form S-8 (the “Equity Plan Form S-8 Registration Statement”) with respect to the registration under the Securities Act, of Common Shares of the Registrant issuable in connection with The Geon Company 1993 Incentive Stock Plan, The Geon Company 1995 Incentive Stock Plan, The Geon Company 1998 Interim Stock Award Plan, The Geon Company 1999 Incentive Stock Plan, The Geon Company Non-Employee Director Deferred Compensation Plan and the M.A. Hanna Company Long Term Incentive Plan, as amended (the “Equity Plans”);
          (iii) a Post-Effective Amendment No. 3 on Form S-8 to Form S-4, with respect to the registration under the Securities Act of Common Shares of the Registrant issuable in connection with certain retirement plans of the Registrant and the Equity Plans (together with the Retirement Plan Form S-8 Registration Statement and the Equity Plan Form S-8 Registration Statement, the “Form S-8 Registration Statements”);
          (iv) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statements; and
          (v) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statements, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 1st day of December, 2005.

/s/ William F. Patient William F. Patient	/s/ W. David Wilson W. David Wilson
Chairman of the Board, President, Chief Executive Officer and Director	Vice President and Chief Financial Officer

/s/ Michael J. Meier	/s/ J. Douglas Campbell

Michael J. Meier	J. Douglas Campbell
Corporate Controller and Assistant Treasurer	Director

/s/ Carol A. Cartwright	/s/ Gale Duff-Bloom

Carol A. Cartwright	Gale Duff-Bloom
Director	Director

/s/ Wayne R. Embry	/s/ Richard H. Fearon

Wayne R. Embry	Richard H. Fearon
Director	Director

/s/ Robert A. Garda	/s/ Gordon D. Harnett

Robert A. Garda	Gordon D. Harnett
Director	Director

/s/ Farah M. Walters
Farah M. Walters
Director

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